Exhibit 10.9

December 16, 2021

Mr. Colin Berryman

Transocean Inc.

36C Dr. Roy’s Drive, Bermuda House, 4th Floor

George Town, Grand Cayman, Cayman Islands KY1-1003

Dear Mr. Berryman:

In connection with the merger (the “Merger”) contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated on or about December 16, 2021, by and among CleanTech Acquisition Corp., a Delaware corporation (prior to the Effective Time, “Acquiror” and, at and after the effective time of the Merger, “PubCo”), CleanTech Merger Sub, Inc., a Texas corporation (“Merger Sub”), Nauticus Robotics, Inc., a Texas corporation (the “Company”), and Nicolaus Radford (the “Founder”), solely in his capacity as the Stockholder Representative), the Company and the other signatories hereto have agreed to execute and deliver this letter agreement (this “Letter Agreement”) to provide for certain matters with respect to the composition of the board of directors of PubCo following the effective time of the Merger (the “Board”).

1. Board Composition: In connection with the closing of the Merger, the Company, PubCo and the other signatories below shall take all Necessary Action (as defined below) to cause a member designated by Transocean Inc. (the “Transocean Designee”) to remain on, or otherwise be appointed to, the Board from and after the effective time of the Merger. The Company, PubCo and the other signatories hereto shall take all Necessary Action to cause the Transocean Designee to be appointed as a Class III member of the Board for an initial term expiring at the third annual meeting following the date of the Second Amended and Restated Certificate of Incorporation to be adopted in connection with the Merger (the date that such term expires, the “Expiration Date”). Transocean acknowledges and agrees that any Transocean Designee to be appointed to the Board pursuant to this Section or Section 2 below must not be prohibited or disqualified from serving as a director of PubCo pursuant to any rule or regulation of the United States Securities and Exchange Commission or the listing requirements of Nasdaq (for the avoidance of doubt, after giving effect to any exemptions available to a controlled company). “Necessary Action” means, with respect to a specified result, all actions (to the extent such actions are permitted by law and, in the case of any action by PubCo that requires a vote or other action on the part of the Board (or a committee thereof), to the extent such action is consistent with the fiduciary duties that the directors may have in such capacity) necessary to cause such result, including (i) causing the adoption of resolutions of the Board (or a committee thereof) or the execution of written consents of the Board (or a committee thereof), (ii) executing agreements and instruments, and (iii) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result, including but not limited to including the Transocean Nominee in a proxy statement or similar document in connection with the election of PubCo directors.

2. Vacancies: If at any time prior to the Expiration Date, a vacancy is created on the Board as a result of the death, disability, retirement, resignation or removal of the Transocean Designee, Transocean shall be entitled to designate a replacement director to fill such vacancy (any such replacement director to be considered the Transocean Designee for purposes of this Letter Agreement), and the Company and PubCo agree to take all Necessary Action to cause the individual designated by Transocean pursuant to this Section to be appointed to the Board for a term to expire no sooner than on the Expiration Date; provided that such designee may not previously have been a director of PubCo who was removed for cause.

3. Removal: Prior to the Expiration Date, the Company, PubCo and the Founder shall take all Necessary Action to ensure that the Transocean Designee is not removed from the Board other than for cause.

4. Term: This Letter Agreement shall terminate, and the parties hereto shall have no rights or obligations hereunder, as of and following the Expiration Date. If the closing under the Merger does not occur or the Merger Agreement is otherwise terminated in accordance with its terms, then this Letter Agreement shall be automatically deemed terminated without any further action by the parties hereto.

Sincerely,

NAUTICUS ROBOTICS, INC.

By:	/s/ Nicolaus Radford
Name:	NICOLAUS RADFORD
Title:	President & CEO

CLEANTECH ACQUISITION CORP.

By:	/s/ Eli Spiro
Name:	Eli Spiro
Title:	CEO

NICOLAUS A. RADFORD

/s/ Nicolaus Radford

CLEANTECH SPONSOR I, LLC

Signature:	/s/ Eli Spiro
Name:	Eli Spiro
Title:	Managing Member

CLEANTECH INVESTMENTS, LLC

Signature:	/s/ Jonas Grossman
Name:	Jonas Grossman
Title:	Managing Member

RCB Equities #1, LLC
a California limited liability company

Signature:	/s/ Brian Dror
Name:	Brian Dror
Title:	Manager

Westreich Family Irrevocable Trust

Signature:	/s/ Leslie Westreich
Name:	Leslie Westreich
Title:	Settler

Accepted and agreed this December 16, 2021:

TRANSOCEAN INC.

By:	/s/ Colin Berryman
Name:	Colin Berryman
Title:	Director

ADDITIONAL SHAREHOLDERS

/s/ Angela Berka
Angela Berka